Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On March 23, 2023 (the “Closing Date”), KludeIn consummated the previously announced Business Combination with Near Holdings. Pursuant to the Merger Agreement, (a) Merger Sub 1 merged with and into Near Holdings, with Near Holdings surviving the merger as a wholly owned subsidiary of KludeIn (the “First Merger”) and (ii) immediately following the First Merger, Near Holdings, as the surviving entity of the First Merger, merged with and into Merger Sub 2, with Merger Sub 2 being the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers”). In connection with the Mergers, KludeIn changed its corporate name to “Near Intelligence, Inc.” (“Near”).

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” and presents the combination of the historical financial information of KludeIn and Near Holdings adjusted to give effect to the Business Combination.

The unaudited pro forma condensed combined balance sheet as of December 31, 2022 combines the audited historical consolidated balance sheet of KludeIn as of December 31, 2022 with the audited historical consolidated balance sheet of Near Holdings as of December 31, 2022, giving effect to the Business Combination, as if it had been consummated as of that date.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 combines the audited historical consolidated statement of operations of KludeIn for the year ended December 31, 2022 with the audited historical consolidated statement of operations of Near Holdings for the year ended December 31, 2022, giving effect to the Business Combination, as if it had been consummated as of January 1, 2022, the beginning of the earliest period presented.

The historical financial information has been adjusted to give pro forma effect to events that relate to material financing and equity transactions consummated after December 31, 2022 and pro forma adjustments that are directly attributable to the Business Combination. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination.

The unaudited pro forma condensed combined statements of operations do not necessarily reflect what the combined company’s results of operations would have been had the Business Combination occurred on the date indicated. The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. KludeIn and Near Holdings have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. This information should be read together with the following:

●	the historical audited consolidated financial statements of KludeIn as of December 31, 2022 and 2021 and for the years ended, included in KludeIn’s Annual Report on Form 10-K, filed on March 17, 2023;

●	the historical audited consolidated financial statements of Near Holdings as of and for the years ended December 31, 2022 and 2021, as included as an Exhibit in this Form 8-K;

●	the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of KludeIn,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Near” and other financial information included in the Definitive Proxy Statement and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Near” included in this Form 8-K; and

●	other information relating to KludeIn and Near Holdings included in this Form 8-K, including the Merger Agreement and the description of certain terms thereof set forth under the section entitled “Introductory Note.”

Description of the Business Combination

On the Closing Date, KludeIn issued Merger Consideration in the aggregate amount of 42,109,018 shares.

Simultaneously with the Merger Agreement, KludeIn entered into the Common Stock Purchase Agreement with CF. Pursuant to the Common Stock Purchase Agreement, following the Closing, Near, as KludeIn’s successor, will have the right to sell to CF up to a Total Commitment of $100,000,000 in shares of Near Common Stock, subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement. Near will not have the right to commence any sales of Near Common Stock to CF under the Common Stock Purchase Agreement until the Commencement (as defined in the Common Stock Purchase Agreement), which is the time when all of the conditions to the Near’s right to commence sales of Near Common Stock to CF set forth in the Common Stock Purchase Agreement have been satisfied, including that a registration statement relating to the Common Stock to be issued in the Common Stock Financing is filed and declared effective by the SEC. After the Commencement, Near will have the right from time to time at its sole discretion until the first day of the month next following the 36-month period from and after the Commencement, to direct CF to purchase up to a specified maximum amount of shares of Near Common Stock as set forth in the Common Stock Purchase Agreement by delivering written notice to CF prior to the commencement of trading on any trading day. Near will control the timing and amount of any sales of Near Common Stock to CF, subject to limitations set forth in the Common Stock Purchase Agreement. Actual sales of shares of Near Common Stock to CF under the Common Stock Purchase Agreement will depend on a variety of factors, including, among other things, market conditions and the trading price and trading volume of the Near Common Stock.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, KludeIn, who is the legal acquirer, will be treated as the “acquired” company for accounting purposes and Near Holdings will be treated as the accounting acquirer. Accordingly, the Business Combination will be treated as the equivalent of Near Holdings issuing shares at the closing of the Business Combination for the net assets of KludeIn as of the closing date, accompanied by a recapitalization. The net assets of KludeIn will be stated at historical cost, with no goodwill or other intangible assets recorded.

Near Holdings has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Near Holdings’ stockholders have the largest voting interest in Near;

●	The board of directors of the post-combination company has five members, and Near Holdings stockholders have the ability to nominate at least the majority of the members of the board of directors;

●	Near Holdings’ senior management is the senior management of the post-combination company;

●	The business of Near Holdings comprises the ongoing operations of Near; and

●	Near Holdings is the larger entity, in terms of substantive operations and employee base.

Basis of Pro Forma Presentation

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are an aggregate of 42,109,018 combined company shares issued to Near Holdings stockholders.

The following presents the calculation of basic and diluted weighted average shares outstanding. The computation of diluted income (loss) per share excludes the effect of public and private warrants to purchase 13,825,000 shares because the inclusion of any of these securities would be anti-dilutive.

Weighted average shares calculation, basic and diluted
KludeIn public shares	199,125
KludeIn Sponsor and director shares, net of forfeited shares	4,075,000
Combined company shares issued in Business Combination	42,109,018
Weighted average shares outstanding(1)	46,383,143
Percent of shares owned by Near Holdings holders	90.8%
Percent of shares owned by KludeIn public holders	0.4%
Percent of shares owned by KludeIn Sponsor and directors	8.8%

(1)	Does not reflect the shares that could be issued under the Common Stock Purchase Agreement. Pursuant to the Common Stock Purchase Agreement, as amended, Near has the right to sell to CF Principal Investments LLC (“CF”) up to a Total Commitment (as defined in the Common Stock Purchase Agreement) of $100,000,000 in shares of Near Common Stock after the Closing, subject to certain limitations and conditions set forth in the Common Stock Purchase Agreement. In connection with the Common Stock Purchase Agreement, the parties agreed that CF would receive a number of shares (the “Advisory Fee Shares”) of Near Common Stock equal to the greater of (i) 600,000 shares of Near Common Stock and (ii) the quotient obtained by dividing (x) $6,000,000 by (y) the VWAP of the Near Common Stock over the five trading days immediately preceding the date of the initial filing of the registration statement covering the resale of the Advisory Fee Shares, provided that clause (y) may in no event be less than $2.06. In addition, KludeIn agreed to pay CF Principal Investments LLC (“CFPI”), in lieu of the commitment fee otherwise payable to CFPI in Commitment Shares (as defined in the CF Purchase Agreement), a non-refundable cash fee equal to $2,000,000 (the “Cash Fee”), which will be payable by the Company to CFPI on or prior to May 31, 2023. Assuming the shares issuable under the Common Stock Purchase Agreement are issued and outstanding as of the Closing, the percentage ownership held or represented by (i) former KludeIn non-redeeming public stockholders, (ii) the Sponsor and directors, (iii) former Near Holdings Stockholders and (iv) CF would total 0.3%, 7.1%, 73.6% and 19.0%, respectively.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2022

	(A)
	Near Holdings	(B) KludeIn	Transaction Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$16,599,897	$101,161	$6,472,691	(1)	$16,872,772
			(4,270,300)	(2)
			(2,030,677)	(3)
Restricted cash	44,398,144	-	-		44,398,144
Accounts receivable	26,011,486	-	-		26,011,486
Prepaid expenses and other current assets	4,963,268	-	-		4,963,268
Total Current Assets	91,972,795	101,161	171,714		92,245,670

Property and equipment, net	4,658,579	-	-		4,658,579
Operating lease right-of-use assets	4,038,350	-	-		4,038,350
Goodwill	61,994,758	-	-		61,994,758
Intangible assets, net	10,689,108	-	-		10,689,108
Other assets	2,882,015	-	-		2,882,015
Cash and marketable securities held in Trust Account	-	107,332,749	(6,472,691)	(1)	-
			(100,993,709)	(1a)
			133,651	(6)
Total Assets	$176,235,605	$107,433,910	$(107,161,035)		$176,508,480

Liabilities and Stockholders’ (Deficit) Equity
Current Liabilities
Accounts payable	$9,992,164	$2,611,826	$15,181,666	(3)	$27,785,656
Accrued expenses	20,004,468	-	-		20,004,468
Income taxes payable	-	124,974	-		124,974
Extension Funds from Sponsor	-	1,373,380	-		1,373,380
Near Extension Note	-	686,690	-		686,690
Current portion of long-term borrowings	2,783,060	-	-		2,783,060
Operating lease liabilities	936,685	-	-		936,685
Total current liabilities	33,716,377	4,796,870	15,181,666		53,694,913

Long-term borrowing, less current portion	85,563,588	-	-		85,563,588
Long-term operating lease liabilities	3,299,259	-	-		3,299,259
Other liabilities	731,100	-	-		731,100
Warrant liabilities	16,765,776	1,106,000	-		17,871,776
Working capital loan	-	421,900	-		421,900
Deferred tax liability, net	-	71,622	-		71,622
Deferred underwriting fee payable	-	6,037,500	(6,037,500)	(3)	-
Total Liabilities	140,076,100	12,433,892	9,144,166		161,654,158

Redeemable convertible preferred stock	207,417,237	-	(207,417,237)	(4)	-
Common stock subject to possible redemption	-	107,207,356	(100,993,709)	(1a)	-
			(6,213,647)	(2)
	207,417,237	107,207,356	(314,624,593)		-

Stockholders’ (Deficit) Equity
Common stock	8	431	19	(2)	4,638
			4,203	(4)
			(23)	(5)
Additional paid-in capital	70,900,679	-	1,943,328	(2)	268,049,295
			195,205,265	(4)
			23	(5)
Accumulated deficit	(240,787,341)	(12,207,769)	(11,174,843)	(3)	(251,828,533)
			12,207,769	(4)
			133,651	(6)
Accumulated other comprehensive loss	(1,371,078)	-	-		(1,371,078)
Total Stockholders’ (Deficit) Equity	(171,257,732)	(12,207,338)	198,319,392		14,854,322
Total Liabilities and Stockholders’ (Deficit) Equity	$176,235,605	$107,433,910	$(107,161,035)		$176,508,480

Refer to accompanying notes

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2022

	(A)
	Near Holdings	(B) KludeIn	Transaction Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Revenue	$59,745,771	$-	$-		$59,745,771

Costs and expenses:
Cost of revenue	18,667,419	-	-		18,667,419
Sales and marketing	23,508,921	-	-		23,508,921
Product and technology	27,254,765	-	-		27,254,765
General and administrative	74,361,222	-	480,000	(3)	74,841,222
Depreciation and amortization	9,818,985	-	-		9,818,985
Stock-based compensation expense	-	-	995,000	(3)	995,000
Operating expenses	-	3,900,302	11,174,843	(2)	15,075,145
Total costs and expenses	153,611,312	3,900,302	12,649,843		170,161,457
Operating loss	(93,865,541)	(3,900,302)	(12,649,843)		(110,415,686)

Interest expense, net	(6,158,784)	-	-		(6,158,784)
Other income	668,731	-	-		668,731
Loss on extinguishment of debt	(5,157,364)	-	-		(5,157,364)
Change in fair value of warrants	790,693	7,205,710	-		7,996,403
Change in fair value of convertible promissory note	-	341,057	-		341,057
Interest earned on investments held in Trust Account	-	1,760,120	(1,760,120)	(1)	-
(Loss) income before taxes	(103,722,265)	5,406,585	(14,409,963)		(112,725,643)
Provision for taxes	(499,167)	(374,016)	-	(4)	(873,183)
Net (loss) income	$(104,221,432)	$5,032,569	$(14,409,963)		$(113,598,826)

Weighted average shares outstanding, basic and diluted	-	18,242,850	28,140,293	(5)	46,383,143
Basic and diluted net income (loss) per share	$-	$0.28			$(2.45)

Refer to accompanying notes

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been adjusted to give effect to transaction accounting adjustments related to the Business Combination linking the effects of the Business Combination to the historical financial information.

The Business Combination will be accounted for as a reverse recapitalization in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations. Near Holdings has been determined to be the accounting acquirer. Under the reverse recapitalization model, the Business Combination will be treated as Near Holdings issuing equity for the net assets of KludeIn, with no goodwill or intangible assets recorded.

The pro forma adjustments have been prepared as if the Business Combination had been consummated on December 31, 2022, in the case of the unaudited pro forma condensed combined balance sheet, and as if the Business Combination had been consummated on January 1, 2022, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statements of operations.

The pro forma condensed combined balance sheet as of December 31, 2022 has been prepared using the following:

●	Near Holdings’ historical audited consolidated balance sheet as of December 31, 2022, as included as an Exhibit in this Form 8-K.

●	KludeIn’s historical audited consolidated balance sheet as of December 31, 2022, included in KludeIn’s Annual Report on Form 10-K, filed on March 17, 2023.

The pro forma condensed combined statement of operations for the year ended December 31, 2022 has been prepared using the following:

●	Near Holdings’ historical audited consolidated statement of operations for the year ended December 31, 2022, as included as an Exhibit in this Form 8-K.

●	KludeIn’s historical audited consolidated statement of operations for the year ended December 31, 2022, included in KludeIn’s Annual Report on Form 10-K, filed on March 17, 2023.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of Near after giving effect to the Business Combination. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information. The Company has elected not to present any “management adjustments.”

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Near Holdings and KludeIn.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2022

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2022 are as follows:

(A)	Derived from the audited consolidated balance sheet of Near Holdings as of December 31, 2022.

(B)	Derived from the audited consolidated balance sheet of KludeIn as of December 31, 2022.

(1)	To reflect the release of cash from marketable securities held in the Trust Account.

(1a)	To reflect the redemption of 9,786,530 Public Shares for cash payment of approximately $101.0 million in connection with the Second Extension.

(2)	To reflect (a) the redemption of 418,739 shares for cash payment of $4.3 million and (b) the reclassification of 190,562 shares subject to redemption to permanent equity for KludeIn stockholders who did not exercise their redemption rights.

(3)	Reflects $24.2 million of estimated legal, financial advisory and other professional fees related to the Business Combination, representing the following:

(i) $14.2 million of estimated legal, financial advisory and other professional fees related to the Business Combination,

(ii) $6.0 million of deferred underwriting fees payable (BTIG agreement discussed elsewhere in this prospectus), and

(iii) $4.0 million of accounts payable and accrued transaction expenses, of which $2.0 million was repaid at the closing of the Business Combination.

The direct, incremental costs of the Business Combination related to the legal, financial advisory, accounting and other professional fees and waiver of the deferred underwriting fee payable of approximately $11.2 million is reflected as an adjustment to accumulated deficit.

(4)	To reflect the recapitalization of Near Holdings through (a) the contribution of all the share capital in Near Holdings (consisting of redeemable preferred shares and ordinary shares) to Near common stock (b) the issuance of 42,109,018 Near shares and (c) the elimination of the historical accumulated deficit of KludeIn of $12.2 million, the legal acquirer.

(5)	To reflect the forfeiture of 237,500 shares held by the Sponsor.

(6)	To record interest earned on the marketable securities held in the Trust Account subsequent to December 31, 2022.

Unaudited Condensed Combined Pro Forma Adjustments to the Statements of Operations

3.	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2022

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:

(A)	Derived from the audited consolidated statement of operations of Near Holdings for the year ended December 31, 2022.

(B)	Derived from the audited consolidated statement of operations of KludeIn for the year ended December 31, 2022.

(1)	Represents an adjustment to eliminate interest income on marketable securities held in the Trust Account as of the beginning of the period.

(2)	Represents an adjustment to eliminate the effect of the pro forma balance sheet adjustment presented in Entry #2(3) above in the aggregate amount of $11.2 million for the direct, incremental costs of the Business Combination, assuming those adjustments were made as of the beginning of the fiscal year presented. As these costs are directly related to the Business Combination, they are not expected to recur in the income of the combined company beyond 12 months after the Business Combination.

(3)	Represents an adjustment to record cash based fees payable to non-employee directors in the amount of $0.5 million, as well as stock-based compensation expense in the amount of $1.0 million for RSUs granted to non-employee directors.

(4)	Although the blended United Stated federal statutory rate for the redomesticated entity post business combination would be 21%, the combined pro forma information results in a net loss for tax purposes. As such, a full valuation allowance has been applied resulting in no adjustment.

(5)	As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of all shares redeemed for the entire period.

4.	Net Income (Loss) per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

The amounts presented above and below do not give effect to any shares of Near common stock that may be issued pursuant to the Common Stock Purchase Agreement. Pursuant to the Common Stock Purchase Agreement, Near has the right to sell to CF up to $100,000,000 shares of Near Common Stock after the Closing, subject to the terms and conditions set forth therein. In connection with the execution of the Common Stock Purchase Agreement, Near will issue to CF $2,000,000 of shares of Near Common Stock at a per-share price based on the price of Near Common Stock on the Commencement Date as a commitment fee. Assuming the shares issuable under the Common Stock Purchase Agreement are issued and outstanding as of the Closing, basic and diluted net loss per share for the year ended December 31, 2022 would be $(1.96) per share.

The unaudited pro forma condensed combined financial information based upon the actual redemptions of KludeIn’s public shares upon the Closing is presented as follows:

Year Ended December 31, 2022
Net loss	$(113,598,826)
Weighted average shares outstanding – basic and diluted	46,383,143
Basic and diluted net loss per share	$(2.45)

Weighted average shares calculations, basic and diluted
KludeIn public shares	199,125
KludeIn initial stockholders, net of forfeited shares	4,075,000
Near Holdings stockholders	42,109,018
Weighted average shares outstanding – basic and diluted	46,383,143

The above presents the calculation of basic and diluted weighted average shares outstanding. The computation of diluted income (loss) per share excludes the effect of public and private warrants to purchase 13,825,000 shares because the inclusion of any of these securities would be anti-dilutive.